UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2022

LivaNova PLC
(Exact Name of Registrant as Specified in its Charter)

England and Wales	001-37599	98-1268150
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 Eastbourne Terrace
London, W2 6LG
United Kingdom
(Address of Principal Executive Offices)

+44 20 33250660
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name on each exchange on which registered
Ordinary Shares - £1.00 par value per share	LIVN	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 13, 2022, LivaNova PLC (the “Company”) announced that Keyna Skeffington, General Counsel and Corporate Secretary, has announced her intent to retire. Ms. Skeffington joined the Company and has served as the Company’s Senior Vice President and General Counsel since 2017.

In connection with Ms. Skeffington’s upcoming retirement, the Company and Ms. Skeffington entered into a Retirement Agreement (the “Retirement Agreement”) providing that her employment with the Company shall terminate on June 30, 2023, or such other date as agreed between the parties in light of their mutual desire to identify a successor and effectuate an orderly transition. Per the terms of the Retirement Agreement, Ms. Skeffington will be entitled to relocation services up to a maximum cost of £50,000 and to professional tax services for the 2022/2023 and 2023/2024 UK tax years, as well as reimbursement for attorney’s fees in connection with the review of the Retirement Agreement. After Ms. Skeffington’s successor has been identified and has assumed the responsibilities of the General Counsel, Ms. Skeffington and the Company will agree on a date to commence garden leave, during which time Ms. Skeffington shall continue to be paid at her regular rates of remuneration, but shall not be required to perform any duties. Upon termination of her employment, any outstanding and unvested equity awards that Ms. Skeffington holds will continue to vest pursuant to the terms of their respective award agreements. In consideration for the benefits provided by the Company, Ms. Skeffington has released the Company from any claims that she might have.

This description of the Retirement Agreement is a summary only and is qualified by reference to the Retirement Agreement, which will be filed with the Company's 10-Q for the period ending June 30, 2022.

At the Company’s Annual General Meeting (“AGM”) held on June 13, 2022, the Company’s shareholders approved the LivaNova PLC 2022 Incentive Award Plan and the French sub-plan thereof (the “2022 Plan”). The 2022 Plan was previously approved by the Company’s Board of Directors (“Board”) on April 20, 2022, subject to shareholder approval. The 2022 Plan has been established to replace, on a prospective basis, the 2015 Incentive Award Plan (the “2015 Plan”), as amended, in respect of grants made to our employees and executives. Following approval of the 2022 Plan at the AGM, the 2022 Plan and the amended 2015 Plan are effective and all other equity plans maintained by the Company, including legacy plans of Sorin and Cyberonics, will be terminated, provided that any outstanding awards will continue to remain in full force and effect. The 2015 Plan was previously approved by shareholders and expires on October 16, 2025. On April 20, 2022, subject to approval of the 2022 Plan, the 2015 Plan was amended to limit the number of shares which may be issued or transferred pursuant to awards granted on or after the AGM to 50,000 and to limit, as of the AGM, the persons who qualify as eligible individuals under the 2015 Plan to non-employee directors.

The 2022 Plan authorizes discretionary grants of equity-based awards, including, without limitation, non-qualified stock options, incentive stock options, restricted stock, restricted stock units, stock appreciation rights, dividend equivalents and other stock or cash-based awards. The 2022 Plan will be administered by the compensation committee of the Board.

A total of 3,100,000 ordinary shares is available for grants under the 2022 Plan consisting of (i) 1,900,000 shares pursuant to stock options or stock appreciation rights; and (ii) 1,200,000 shares pursuant to awards other than options or stock appreciation rights. The number of shares available for grant is subject to adjustment under certain circumstances described in the 2022 Plan. Shareholders also approved the French sub-plan of the 2022 Plan in order to grant Restricted Stock Units to eligible French employees.

The Board or compensation committee may terminate or amend the 2022 Plan at any time; provided, however, that amendment of the 2022 Plan will be subject to stockholder approval in certain circumstances. The 2022 Plan will expire and no grants will be made thereunder on or after the tenth anniversary of the original effective date of the 2022 Plan, June 13, 2032.

This description of the 2022 Plan is a summary only and is qualified by reference to the 2022 Plan, which will be filed with the Company's 10-Q for the period ending June 30, 2022. A more complete description of the terms of the 2022 Plan can be found under “Item 4 - Approval of the LivaNova PLC 2022 Incentive Award Plan and the French sub-plan thereof” in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 29, 2022, (the “2022 Proxy Statement”) which description is incorporated by reference herein.

Item 5.07 Submission of Matters to a Vote of Security Holders

The Company held its 2022 Annual General Meeting of shareholders (“AGM”) June 13, 2022. A total of 46,570,835 of the Company’s ordinary shares, representing approximately 87% of the shares outstanding and eligible to vote and constituting a quorum, were represented virtually or by proxy at the AGM.

At the Company’s AGM, LivaNova’s shareholders considered 11 proposals as more fully described in the Company’s 2022 Proxy Statement and as summarized below. Each of the resolutions 1-11 was adopted. The number of votes for and against, as well as the number of abstentions and broker non-votes are set forth below.

1.    Ordinary resolution to elect, by separate resolutions, each of the following nine (9) directors for a term expiring at the AGM to be held in 2023. All nominees were elected.

Mr. Francesco Bianchi

Votes For	Votes Against	Votes Abstained	Broker Non-Votes

42,735,626	1,153,304	40,848	2,641,057

Ms. Stacy Enxing Seng

Votes For	Votes Against	Votes Abstained	Broker Non-Votes

42,037,434	1,862,370	29,974	2,641,057

Mr. William A. Kozy

Votes For	Votes Against	Votes Abstained	Broker Non-Votes

43,795,408	101,945	32,425	2,641,057

Mr. Damien McDonald

Votes For	Votes Against	Votes Abstained	Broker Non-Votes

42,859,335	1,041,579	28,864	2,641,057

Mr. Daniel J. Moore

Votes For	Votes Against	Votes Abstained	Broker Non-Votes

42,163,454	1,736,363	29,961	2,641,057

Dr. Sharon O’Kane

Votes For	Votes Against	Votes Abstained	Broker Non-Votes

42,173,688	1,726,216	29,874	2,641,057

Ms. Andrea L. Saia

Votes For	Votes Against	Votes Abstained	Broker Non-Votes

43,291,597	608,307	29,874	2,641,057

Mr. Todd Schermerhorn

Votes For	Votes Against	Votes Abstained	Broker Non-Votes

43,833,207	63,137	33,434	2,641,057

Mr. Peter Wilver

Votes For	Votes Against	Votes Abstained	Broker Non-Votes

43,321,299	535,689	72,790	2,641,057

2.    Ordinary resolution to approve, on an advisory basis LivaNova’s compensation of its Named Executive Officers (“U.S. Say-on-Pay”).

Votes For	Votes Against	Votes Abstained	Broker Non-Votes

39,572,211	4,328,409	29,158	2,641,057

3.    Ordinary resolution to ratify the appointment of PricewaterhouseCoopers LLP, a Delaware limited liability partnership ("PwC USA"), as the Company’s independent registered public accounting firm.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes

46,513,769	24,917	32,149	0

4.    Ordinary resolution to approve the LivaNova PLC 2022 Incentive Award Plan and the French sub-plan thereof.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes

42,785,203	1,127,481	17,094	2,641,057

5.    Ordinary resolution to generally and unconditionally authorize the directors, for purposes of section 551 of the Companies Act 2006 (the “Companies Act”) to exercise all powers of the Company to allot shares in the Company and to grant rights to subscribe for, or to convert any security into, shares in the Company up to an aggregate nominal amount of £17,635,220, provided that:

(A)    (unless previously revoked, varied or renewed by the Company) this authority will expire at the end of the next annual general meeting of the Company or, if earlier, the close of business on the date that is fifteen (15) months after the date on which this resolution is passed, save that the directors may, before this authority expires, make offers or agreements which would or might require shares in the Company to be allotted, or rights to subscribe for, or convert securities into, shares to be granted, after its expiry and the directors may allot shares or grant rights to subscribe for, or convert securities into, shares pursuant to such offers or agreements as if this authority had not expired, and

(B)    this authority replaces all subsisting authorities previously granted to the directors for the purposes of section 551 of the Companies Act which, to the extent unused at the date of this resolution, are revoked with immediate effect without prejudice to any allotment of shares or grant of rights already made, offered or agreed to be made under such authorities.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes

42,970,911	937,379	21,488	2,641,057

6.    Special Resolution subject to the passing of resolution 5 and in accordance with sections 570 and 573 of the Companies Act, to empower the directors generally to allot equity securities (as defined in section 560 of the Companies Act) for cash pursuant to the authority conferred by resolution 5, and/or to sell ordinary shares (as defined in section 560 of the Companies Act) held by the Company as treasury shares for cash, in each case as if section 561 of the Companies Act (existing shareholders’ pre-emption rights) did not apply to any such allotment or sale, provided that this power is limited to the allotment of equity securities or sale of treasury shares for cash:

(a)    up to an aggregate nominal amount of £2,672,003 for any purpose; and

(b)    (in addition to the amount set out under (a) above), up to an aggregate nominal amount of £2,672,003 to be used only for the purposes of financing an acquisition or other capital investment.

provided that:

(A)    (unless previously revoked, varied or renewed by the Company) this power will expire at the end of the next annual general meeting of the Company or, if earlier, the close of business on the date that is fifteen (15) months after the date on which this resolution is passed, save that the directors may, before this power expires, make offers or agreements which would or might require equity securities to be allotted and/or treasury shares to be sold after its expiry and the directors may allot equity securities and/or sell treasury shares pursuant to such offers or agreement as if this power had not expired; and

(B)    this power replaces (except for any power conferred by resolution 5) all subsisting powers previously granted to the directors for the purposes of section 570 of the Companies Act which, to the extent unused at the date of this resolution, are revoked with immediate effect, without prejudice to any allotment of equity securities already made, offered or agreed to be made under such powers.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes

43,813,026	99,104	17,648	2,641,057

7.    Ordinary resolution to approve, on an advisory basis, the United Kingdom (“UK”) directors’ remuneration report in the form set out in the Company’s UK annual report and accounts for the period ended December 31, 2021.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes

42,298,430	1,601,234	30,114	2,641,057

8.    Ordinary resolution to approve the directors’ remuneration policy contained in the directors’ remuneration report as set forth in the UK Annual Report.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes

43,264,007	635,048	30,723	2,641,057

9.    Ordinary resolution to receive and adopt the Company’s audited UK statutory accounts for the year ended December 31, 2021, together with the reports of the directors and the auditors thereon.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes

46,372,411	45,042	153,382	0

10.    Ordinary resolution to re-appoint PricewaterhouseCoopers LLP, a limited liability partnership organized under the laws of England, as the Company’s UK statutory auditor.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes

46,533,258	7,367	30,210	0

11.    Ordinary resolution to authorize the directors and/or the Audit and Compliance Committee to determine the remuneration of the Company’s UK statutory auditor.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes

43,886,501	12,844	30,433	2,641,057

Item 9.01 Financial Statements and Exhibits

(d)    Exhibits.

Exhibit	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LivaNova PLC

Date: June 14, 2022	By:/s/ Keyna Skeffington
Name: Keyna Skeffington
Title: Senior Vice President & General Counsel